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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITOR


Berger Holdings, Ltd. and Subsidiaries


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-15725) and related Prospectus of Berger Holdings, Ltd. (the "Company"), to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-30511) and related Prospectus of the Company and to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24917) and related Prospectus of the Company, of (i) our report dated February 6, 1998 (November 10, 1998 as to the last paragraph of Note 5) on our audit of the balance sheets of Sheet Metal Manufacturing Co., Inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years then ended and (ii) our report dated February 12, 1997 on our audit of the balance sheets of Sheet Metal Manufacturing Co., Inc. as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years then ended.



                         /s/ Friedman & Fuller, P.C.
                         Friedman & Fuller, P.C.


Rockville, Maryland
February 22, 1999